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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Lear Corporation on Form S-4 of our report dated August 21, 1998 on the Seating Business, formerly of the Delphi Interior Systems Division of Delphi Automotive Systems Corporation, appearing in the Current Report of Lear Corporation on Form 8-K/A dated September 1, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Detroit, Michigan
June 18, 1999